EXHIBIT 23.1

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated July 5, 2010 on the consolidated financial statements of Premier Oil Field Services, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, and the inclusion of our name under the heading "Experts" in the Form S-1 Registration Statement filed with the Securities & Exchange Commission.

SIGNATURE

/s/  The Hall Group, CPAs
The Hall Group, CPAs
Dallas, Texas

July 13, 2010